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                                                                    EXHIBIT 99.7

                          METROPOLITAN FINANCIAL CORP.

                         BENEFICIAL OWNER ELECTION FORM

     NOTE: YOU NEED NOT SUBMIT THIS FORM UNLESS SUBSCRIPTION RIGHTS ARE TO BE EXERCISED. SUBSCRIPTIONS MAY NOT BE REVOKED. IN ORDER TO ELECT THE OVER-SUBSCRIPTION PRIVILEGE, ALL SHARES PURCHASABLE BY YOU THROUGH YOUR SUBSCRIPTION RIGHTS MUST BE SUBSCRIBED FOR BELOW. THE AMOUNT OF SHARES YOU MAY SUBSCRIBE FOR PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE IS NOT LIMITED, BUT IS SUBJECT TO AVAILABILITY OF SHARES, AND IS SUBJECT TO PRORATION, IF NECESSARY.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and other materials relating to the offering of non-transferable subscription rights to purchase shares of common stock of Metropolitan Financial Corp. This provides instruction to you on the exercise of subscription rights pursuant to the terms and subject to the conditions set forth in the Prospectus.

              [ ] Please DO NOT EXERCISE RIGHTS for common stock.
                     OR
[ ] Please EXERCISE RIGHTS for common stock as set forth below:

    - Exercise of Subscription Rights:                        X
      $     per share =                                          $ ----------------
                                            (number of shares)
    - Over-subscription Privilege Election:                    X
      $     per share =                                          $ ----------------
                                            (number of shares)
    - Total Payment Required (sum of the above) =                $

TOTAL PAYMENT REQUIRED IS SUBMITTED AS FOLLOWS:

   - Payment enclosed          $
----------------

   - Please deduct payment from the following account(s) maintained with you:

     Account No.                                       Amount to Deduct
     $

     Account No.                                       Amount to Deduct
     $

     Signature(s)

                                       -----------------------------------------

                                       -----------------------------------------

     Print Name(s)

                                       -----------------------------------------

                                       -----------------------------------------


     Date                       , 2002